SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
April 30, 2009
Date of Report (date of earliest event reported)
EVERGREEN SOLAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
138 Bartlett Street
Marlboro, Massachusetts 01752
(Address of principal executive offices)
(508) 357-2221
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On April 30, 2009, Evergreen Solar, Inc. (the “Registrant”), Jiawei Solar (Wuhan) Co. (“Jiawei”) and the Wuhan Donghu New Technology Development Zone Management Committee entered into a frame agreement (the “Frame Agreement”) to expand String Ribbon wafer manufacturing in Wuhan, China.
Under the Frame Agreement and proposed contract manufacturing relationship between the Registrant and Jiawei, the details of which are still to be finalized: (1) the Registrant will manufacture String Ribbon wafers using its state of the art Quad furnaces at a leased facility being built on Jiawei’s campus in Wuhan, China; (2) Jiawei will process the String Ribbon wafers into Evergreen Solar-branded panels on a subcontract basis; (3) Evergreen Solar will reimburse Jiawei for its cell and panel conversion costs, plus a subcontractor fee to be negotiated annually; and (4) the Wuhan government will provide, or coordinate with other Chinese governmental agencies, various incentives, including possible guarantees as needed to obtain bank or other financing for the establishment of the Registrant’s and Jiawei’s new manufacturing facilities.
The parties have agreed to establish an initial capacity of approximately 100 MW and to expand production capacity to approximately 500 MW by 2012. The timing and extent of the parties’ next expansions are expected to be determined in 2010. The cost of the Registrant’s 100 MW wafer facility in Wuhan is expected to be between $40 million and $50 million and the Registrant will seek financing for about two thirds of that amount, reducing its portion of initial capital required to approximately $15 million to $20 million.
The proposed expansion of the Registrant’s String Ribbon wafer manufacturing capacity and the contract manufacturing relationship between the Registrant and Jiawei remains subject to, among other conditions precedent, securing adequate financing for the establishment of the proposed manufacturing facilities, obtaining the necessary import and export licenses from applicable government agencies, obtaining permits for the construction and operation of the factories, and finalizing contractual arrangements between the Registrant and Jiawei.
The foregoing description of the Frame Agreement is qualified in its entirety by reference to the Frame Agreement, a copy of which will be filed with the Registrant’s quarterly report on Form 10-Q for the period ending July 4, 2009.
Item 2.02. Results of Operations and Financial Condition.
On April 30, 2009, Evergreen Solar, Inc. issued a press release announcing its financial results for its first quarter ended April 4, 2009. The full text of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference
Pursuant to General Instruction B.2 of Form 8-K, the information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, but is instead furnished pursuant to that instruction
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 30, 2009, by Evergreen Solar, Inc., announcing financial results for the first quarter ended April 4, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN SOLAR, INC.
By:	/s/ Michael El-Hillow
Michael El-Hillow
Chief Financial Officer and Secretary
Dated: April 30, 2009